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                                                                     Exhibit 4.2

                       MASTER LOAN AND SECURITY AGREEMENT

No.7691                                                      Dated July 21, 1999

LENDER:                                          CUSTOMER:
       OXFORD VENTURE FINANCE, LLC                        CELLOMICS, INC.
       a Virginia limited liability corporation           a Delaware corporation

Address:                                         Address:
         133 North Fairfax Street                         635 William Pitt Way
         Alexandria, Virginia 22314                       Pittsburgh, PA 15238

         In consideration of each Loan Agreement, Customer hereby agrees with Lender that, whenever Customer shall be at any time or times directly or contingently indebted, liable or obligated to Lender in any manner whatsoever, Lender shall have the following rights:

         1. DEFINITIONS. To the extent not otherwise specifically defined in this Agreement, unless the context otherwise requires, all other terms contained in this Agreement shall have the meanings assigned or referred to them in the UCC. The following terms shall have the following meanings:

         "Acceptance Date" with respect to each item of Equipment shall have the meaning assigned to such term in Section 3 of this Agreement.

         "Affiliate" shall mean, with respect to any person, firm or entity, any other person, firm or entity controlling, controlled by, or under common control with such person, firm or entity; for the purposes hereof "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any such person, firm or entity, whether through the legal or beneficial ownership of voting securities, by contract or otherwise.

         "Agreement" shall mean this Master Loan and Security Agreement, as amended or modified from time to time.

         "Attorneys' Fees and Expenses" shall mean all reasonable attorneys' fees and legal costs and expenses (including, without limitation, those fees, costs and expenses incurred in connection with bankruptcy proceedings, including Relief from Stay Motions, Cash Collateral Motions and disputes concerning any proposed disclosure statement and/or bankruptcy plan).

         "Collateral" shall mean all Equipment and any licenses, trademarks or other tangible or intangible property ancillary to the Equipment and all products, proceeds, rents and profits therefrom or thereof including proceeds in the form or goods, accounts, chattel paper, documents, instruments and insurance proceeds.

         "Default" shall have the meaning ascribed to such term in Section 8 of this Agreement.

         "Equipment" shall mean one or more items or units of personal property now owned or hereafter acquired by Customer, as described in each Equipment Schedule, wherever the same may be located, including all present and future additions, attachments, accessions and accessories thereto and all replacements, substitutions and a right to use license for any software related to any of the foregoing and proceeds thereof, including all proceeds of insurance thereon.

         "Equipment Schedule" shall mean each Equipment Schedule, which incorporates by reference the terms and conditions of this Agreement and describes one or more items of Equipment and specific terms and conditions with respect thereto.

         "Event of Default" shall have the meaning ascribed to such term in
Section 8 of this Agreement.

         "Loan Agreement" shall mean the applicable Equipment Schedule incorporating the terms and conditions of this Agreement, including all exhibits, addenda, schedules, certificates, riders and all other documents and instruments executed and delivered in connection with the applicable Equipment Schedule or this Master Loan and Security Agreement.

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         "Note" shall mean a promissory note of Customer in favor of Lender evidencing Customer's obligations to lender with respect to a Loan Agreement.

         "Obligations" shall mean all liabilities, absolute or contingent, joint, several or independent, of Customer or any Affiliate of Customer now or hereafter existing, due or to become due to, or held or to be held by, Lender for its own account or as agent for another or others, whether created directly or acquired by assignment or otherwise and howsoever evidenced, including, without limitation, the Loan Agreement, and all interest, taxes, fees, charges, expenses and Attorneys' Fees and Expenses chargeable to Customer or incurred by Lender under the Loan Agreement, or any other document or instrument delivered in connection herewith.

         "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust, or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

         "Security Deposit" with respect to each item of Equipment shall have the meaning assigned to such term in the Equipment Schedule applicable to such item of Equipment.

         "UCC" shall mean the Uniform Commercial Code as enacted in the State of Connecticut.

         2. INDEPENDENT LOAN; CROSS-COLLATERALIZATION; SECURITY INTEREST. Each Equipment Schedule shall constitute a separate, distinct and independent Loan Agreement and contractual obligation of Customer. As security for the due and punctual payment of any and all of the present and future Obligations of Customer to Lender, Customer hereby (i) grants to Lender with respect to each Loan Agreement and for the full amount of all Obligations, a security interest in all of the Collateral and all collateral securing any other lease or security agreement between Customer and Lender, whether now in existence or hereafter entered into and (ii) assigns to Lender all of its rights, title and interest in surplus money to which Customer may be entitled upon the sale of all such Collateral. The extent to which Lender's security interest in any item of Collateral shall be entitled to purchase money priority shall be determined by reference to the unpaid principal balance of any Note evidencing the financing of the purchase price of such item of Equipment.

         3. ACCEPTANCE OF EQUIPMENT. The Equipment is to be delivered and installed at the location specified or referred to in the applicable Equipment Schedule. The Equipment shall be deemed to have been accepted by Customer for all purposes under this Agreement upon Customer's execution of an Equipment Schedule (the "Acceptance Date"). Customer shall not be liable or responsible for any failure or delay in the delivery of the Equipment to Customer for whatever reason.

         4. TERM; PRINCIPAL AND INTEREST; NO PREPAYMENT; LATE CHARGES. The term for any Loan Agreement shall be as specified in the applicable Equipment Schedule. No Loan Agreement is prepayable by Customer, in whole or in part, without the express written consent of Lender in its sole discretion. Principal and interest payments shall be in the amounts and shall be due and payable as set forth in the applicable Equipment Schedule. If any payment of principal or interest or other amount payable hereunder shall not be paid within 10 days of the date when due, Customer shall pay as an administrative and late charge an amount equal to 5% of the amount of any such overdue payment. In addition, Customer shall pay overdue interest on any delinquent payment or other amounts due under any Loan Agreement (by reason of acceleration or otherwise) from the due date until paid at the rate of one and one-half percent (1.5%) per month or the maximum amount permitted by applicable law, whichever is lower. All payments to be made to Lender shall be made to Lender in immediately available funds at the address shown above, or at such other place as Lender shall specify in writing.

         5. REPRESENTATIONS, WARRANTIES AND COVENANTS. Customer hereby represents and warrants to and covenants with Lender (provided that if Customer is an individual or sole proprietorship, the representations, warranties and covenants relating to corporate status shall not apply) that, as of the date hereof and for so long as any Obligations shall remain outstanding:

         (a) Customer is duly organized and is existing in good standing under the laws of its jurisdiction of organization and is duly qualified and in good standing in those jurisdictions where the conduct of its business or the ownership of its properties requires qualification;

         (b) Customer has the power and authority to own the Collateral, to enter into and perform this Agreement and any other document or instrument delivered in connection herewith and to incur the Obligations;

         (c) Customer's chief executive office is located at the address set forth above;


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         (d) Customer does not utilize, and has not in the last five years utilized, any trade names in the conduct of business except as set forth on
Schedule 1 hereto;

         (e) Customer has not changed its name, been the surviving entity in a merger, acquired any business or changed the location of its chief executive office within the previous five years, except as set forth on Schedule 2 hereto;

         (f) Neither the execution, delivery or performance by Customer of the Loan Agreement nor compliance by it with the terms and provisions hereof, nor the consummation of the transactions contemplated herein, (i) will contravene any applicable provision of any law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in any lien upon any property, pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or any other material agreement or instrument to which Customer is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of its Certificate of Incorporation or By-Laws, or other governance documents;

         (g) The Loan Agreement, the Note and any document or instrument delivered in connection herewith and the transactions contemplated hereby or thereby are duly authorized, executed and delivered, and the Loan Agreement, the Note and such other documents and instruments constitute valid and legally binding obligations of Customer and are enforceable against Customer in accordance with their respective terms;

         (h) No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or any subdivision thereof, is required to authorize or required in connection with (i) the grant by Customer of the security interest in connection with the Loan Agreement, (ii) the execution, delivery and performance of the Loan Agreement, (iii) the legality, validity, binding effect or enforceability of the Loan Agreement or (iv) the perfection or maintenance of the aforementioned lien and security interest;

         (i) Customer has filed all federal, state and local tax returns and other reports it is required to file, has paid or made adequate provision for payment of all such taxes, assessments and other governmental charges, and shall pay or deposit promptly when due all sales, use, excise, personal property, income, withholding, corporate, franchise and other taxes, assessments and governmental charges upon or relating to the manufacture, purchase, ownership, maintenance, modification, delivery, installation, possession, condition, use, acceptance, rejection, operation or return of the Equipment and, upon request by Lender, Customer will submit to Lender proof satisfactory to Lender that such payments and/or deposits have been made;

         (j) There are no pending or threatened actions or proceedings before any court or administrative agency, an unfavorable resolution of which could have a material adverse effect on Customer's financial condition or operations;

         (k) No representation, warranty or statement by Customer contained in the Loan Agreement or in any certificate or other document furnished or to be furnished by Customer pursuant to the Loan Agreement contains or at the time of delivery shall contain any untrue statement of material fact, or omits, or shall omit at the time of delivery, to state a material fact necessary to make it not misleading;

         (l) All financial statements delivered and to be delivered by Customer to Lender in connection with the execution and delivery of the Loan Agreement are true and correct in all material respects and have been prepared in accordance with generally accepted accounting principles, and at all times since the date of the most recent financial statements, there has been no material change in Customer's financial affairs or business operations. Customer shall furnish Lender: (i) within 120 days after the last day of each fiscal year of Customer, a financial statement including a balance sheet, income statement, statement of retained earnings and statement of cash flows, each prepared in accordance with generally accepted accounting principles consistently applied with a report signed by an independent certified public accountant satisfactory. to Lender: (ii) upon the request of Lender, within 60 days after the close of each quarter of each fiscal year of Customer, financial statements similar to those described in the immediately preceding clause, prepared by Customer and certified by the chief financial officer of Customer; (iii) promptly upon the request of Lender, such tax returns or financial statements regarding any guarantor of the Obligations or any Affiliate of Customer as Lender may reasonably request from time to time; (iv) promptly upon request of Lender, in form satisfactory to Lender, such other and additional information as Lender may reasonably request from time to time, and; (v) promptly inform Lender of any Defaults (defined below) or any events or changes in the financial condition of Customer occurring since the date of the last financial statements of Customer delivered to Lender which, individually or cumulatively, when viewed in light of prior financial statements, may result in a material adverse change in the financial condition of Customer;


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         (m) Customer shall permit Lender, through its authorized attorneys, accountants and representatives, to inspect and examine the Equipment and the books, accounts, records, ledgers and assets of every kind and description of Customer with respect thereto at all reasonable times; provided, however, that the failure of Lender to inspect the Equipment or to inform Customer of any noncompliance shall not relieve Customer of any of its Obligations hereunder;

         (n) Customer is the owner of the Equipment free and clear of all rights, title, security interests, encumbrances or liens of any other party, will defend the Equipment against all claims and demands of all persons at any time claiming any interest therein and shall deliver to Lender any and all evidence of ownership of, and certificates of title to, any and all of the Equipment;

         (o) The Equipment is personal property and not a fixture under the law of the jurisdiction in which the Equipment is located even though the Equipment may hereafter become attached or affixed to real property;

         (p) Each site where Equipment is located, if not owned by Customer, is leased by Customer pursuant to a valid lease or rental agreement which permits the possession, use and operation of the Equipment at such location;

         (q) Customer shall provide Lender with disclaimers and waivers from landlords, mortgagees and other persons holding any interest or claim in and to any premises where Equipment is located, acceptable in all respects to Lender, which may be necessary or advisable in the sole discretion of Lender to confirm that the first priority security interest and rights of Lender in the Equipment are and will remain valid and superior against all other parties;

         (r) The Equipment is in the possession of Customer at the location(s) specified in the applicable Equipment Schedule, and shall not be removed from such location without the prior written consent of Lender, which consent shall in any event be conditioned upon Customer having completed all notifications, filings, recordings, and other actions in such new location as Lender may require to protect and perfect Lender's interests in the Collateral;

         (s) Customer shall not, without the prior written consent of Lender, sell, offer to sell, lease, rent, hire or in any other manner dispose, transfer or surrender use and possession of any Equipment;

         (t) Customer will not, directly or indirectly, create, incur or permit to exist any lien, encumbrance, mortgage, pledge, attachment or security interest on or with respect to the Equipment other than in connection with the execution and delivery of the Loan Agreement;

         (u) Customer shall permit each item of Equipment to be used only within the continental United States by qualified personnel solely for business purposes and the purpose for which it was designed and, at its sole expense, shall service, repair, overhaul and maintain each item of Equipment in the same condition as when received, ordinary wear and tear excepted, in good operating order, consistent with prudent industry practice (but, in no event less than the same extent to which Customer maintains other similar equipment in the prudent management of its assets and properties) and in compliance with all applicable laws, ordinances, regulations, and conditions of all insurance policies required to be maintained by Customer under the Loan Agreement and all manuals, orders, recommendations, instructions and other written requirements as to the repair and maintenance of such item of Equipment issued at any time by the vendor and/or manufacturer thereof;

         (v) If any item of Equipment does not comply with the requirements of the Loan Agreement, Customer shall bring such Equipment into compliance with the provisions hereof; and Customer shall not use any Equipment, nor allow the same to be used, for any unlawful purpose;

         (w) Customer acknowledges that Lender has not selected, manufactured or supplied the Equipment to Customer and has acquired any Equipment subject hereto solely in connection with this Loan Agreement and Customer has received and approved the terms of any purchase order or agreement with respect to the Equipment; and

         (x) Customer has all permits, licenses and other authorizations which are required with respect to its business under Environmental Laws (as defined below) and is in compliance with all terms and conditions of such permits, licenses and other authorizations, including all limitations, restrictions, standards, prohibitions, requirements, obligations, schedules and timetables. The Customer is not presently in violation of any Environmental Laws. "Environmental Laws" shall mean any Federal, state or local law relating to releases or threatened releases of Hazardous Substances; the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or otherwise relating to pollution of the environment or the protection of human health "Hazardous Substances" shall mean substances or materials which contain substances defined in or regulated as toxic or hazardous materials, chemicals, substances,


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waste or pollutants under any present or future Federal statutes and their state counterparts, as well as any implementing regulations as amended from time to time and as interpreted by administering agencies.

         6. DISCLAIMER OF WARRANTIES; LIMITATION OF REMEDY; LIMITATION OF LIABILITY. (Customer has selected both the Equipment and the supplier (identified in the Equipment Schedule, herein ("Supplier") from whom Customer agrees to purchase the Equipment.) CUSTOMER ACKNOWLEDGES THAT LENDER HAS NO SPECIAL FAMILIARITY OR EXPERTISE WITH RESPECT TO THE EQUIPMENT. CUSTOMER AGREES THAT THE EQUIPMENT IS "AS IS" AND IS OF A SIZE, DESIGN AND CAPACITY SELECTED BY CUSTOMER AND THAT CUSTOMER IS SATISFIED THAT THE SAME IS SUITABLE FOR CUSTOMER'S PURPOSES, AND THAT EXCEPT AS MAY OTHERWISE BE SPECIFICALLY PROVIDED HEREIN OR IN THE EQUIPMENT SCHEDULE, LENDER HAS MADE NO REPRESENTATION OR WARRANTY AS TO ANY MATTER WHATSOEVER. LENDER DISCLAIMS, AND CUSTOMER HEREBY EXPRESSLY WAIVES AS TO LENDER, ALL WARRANTIES WITH RESPECT TO THE EQUIPMENT INCLUDING BUT NOT LIMITED TO ALL EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, QUALITY, CAPACITY, OR WORKMANSHIP, ALL EXPRESS OR IMPLIED WARRANTIES AGAINST PATENT INFRINGEMENTS OR DEFECTS, WHETHER HIDDEN OR APPARENT, AND ALL EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO COMPLIANCE OF THE EQUIPMENT WITH THE REQUIREMENTS OF ANY LAW, REGULATION, SPECIFICATION OR CONTRACT RELATIVE THERETO. IN NO EVENT SHALL LENDER BE LIABLE (INCLUDING WITHOUT LIMITATION, UNDER ANY THEORY IN TORTS) FOR ANY LOSS OF USE, REVENUE, ANTICIPATED PROFITS OR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE LOAN OR THE USE, PERFORMANCE OR MAINTENANCE OF THE EQUIPMENT. If the Equipment is not properly installed, does not operate as represented or warranted by the Supplier, manufacturer and/or service company or is unsatisfactory for any reason, Customer shall make any claim on account thereof solely against the Supplier, manufacturer and/or service company and shall, nevertheless, pay Lender all amounts payable under the Loan Agreement and any such claims shall not act as a defense, counterclaim, deduction, setoff or otherwise limit Customer's Obligations under the Loan Agreement.

         7. RISK OF LOSS AND DAMAGE; INSURANCE. Customer assumes all risk of loss, damage or destruction to the Equipment from whatever cause and for whatever reason. If all or a portion of an item of Equipment shall become lost, stolen, destroyed, damaged beyond repair or rendered permanently unfit for use for any reason, or in the event of any condemnation, confiscation, theft or seizure or requisition of title to or use of such item of Equipment, Customer shall immediately pay to Lender an amount equal to the outstanding principal balance of and accrued and unpaid interest on any Note with respect to such Equipment, less the net amount of the recovery, if any, received by Lender from insurance on the Equipment. For so long as any Obligations shall remain outstanding, Customer shall procure and maintain insurance in such amounts and with such coverages, and upon such terms and with such companies, as Lender may approve, at Customer's expense; provided, however, that in no event shall such insurance be less than the following coverages and amounts: (a) Worker's Compensation and Employer's Liability Insurance, in the full statutory amounts provided by law; (b) Comprehensive General Liability Insurance including product/completed operations and contractual liability coverage, with minimum limits on a per occurrence basis, as reasonably required by Lender, and Combined Single Limit Bodily Injury and Property Damage on an aggregate basis, as reasonably required by Lender or, in either case, as otherwise specified in any Equipment Schedule hereto; and (c) All Risk Physical Damage Insurance, excluding earthquake and flood, on each item of Equipment, in an amount not less than the greater of (i) the outstanding principal balance owing under any Note with respect to such Equipment; or (ii) its full replacement value. Customer shall cause Lender to be included as an additional insured on each such Comprehensive General Liability Insurance policy. On each such All Risk Physical Damage Insurance policy Lender shall be named as loss payee. Such policies shall be endorsed to provide that the coverage afforded to Lender shall not be rescinded, impaired or invalidated by any act or neglect of Customer. Customer agrees to waive Customer's rights and its insurance carrier's rights of subrogation against Lender for any and all loss or damage. In addition to the foregoing minimum insurance coverage, Customer shall procure and maintain such other insurance coverage as Lender may require. All policies shall be endorsed or contain a clause requiring the insurer to furnish Lender with at least 30 days prior written notice of any material change, cancellation or non-renewal of coverage. Upon execution of this Agreement, and thereafter, 30 days prior to the expiration of each insurance policy required hereunder, Customer shall furnish Lender with a certificate of insurance or other evidence satisfactory to Lender that the insurance coverages required under such policy are and will continue in effect, provided, however, that Lender shall be under no duty either to ascertain the existence of or to examine such insurance coverage or to advise Customer in the event such insurance coverage should not comply with the requirements hereof. If Customer shall at any time or times hereafter fail to obtain and/or maintain any of the policies of insurance required herein, or fail to pay any premium in whole or in part relating to any such policies, Lender may, but shall not be obligated to, obtain and/or cause to be maintained insurance coverage with respect to the Collateral, including, at Lender's option, the coverage provided by all or any of the policies of Customer and pay all or any part of the premium therefor, without waiving any Event of Default by Customer, and any sums so disbursed by Lender shall be additional Obligations of Customer to Lender payable


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on demand. Lender shall have the right to settle and compromise any and all claims under any of the All Risk Physical damage policies required to be maintained by Customer hereunder and Customer hereby appoints Lender as its attorney-in-fact, with power to demand, receive and receipt for all monies payable thereunder, to execute in the name of Customer or Lender or both any proof of loss, notice, draft or other instruments in connection with such policies or any loss thereunder and generally to do and perform any and all acts as Customer, but for this appointment, might or could perform.

         8. EVENTS OF DEFAULT. An "Event of Default" under this Agreement shall be deemed to have occurred upon the occurrence or existence of any one or more of the following events or conditions (each a "Default") and after the giving of any required notice or the passage of any required period of time (or both) specified below with respect to such Default: (a) Customer shall fail to make any payment due under any Note or as required under the Loan Agreement within 10 days of its due date; or (b) Customer shall fail to obtain or maintain any of the insurance required under the Loan Agreement; or (c) Customer shall remove, sell, transfer, encumber, or part with possession of any Equipment; (d) Customer shall fail to perform or observe any other covenant, condition or agreement under the Loan Agreement, and such failure shall continue for 20 days after notice thereof to Customer; or (e) Customer or any of its Affiliates shall default in the payment or performance of any Obligation owing to Lender, and such default shall continue for 20 days after notice thereof to Customer; or (f) any representation or warranty made by Customer herein or in any certificate, agreement, statement or document heretofore or hereafter furnished Lender, including without limitation any financial information, except projections, disclosed to Lender, shall prove to be false or incorrect in any material respect; or (g) death or judicial declaration of incompetence of Customer, if an individual; or (h) the commencement of any bankruptcy, insolvency, arrangement, reorganization, receivership, liquidation or other similar proceeding by or against Customer or any of its properties or businesses, or the appointment of a trustee, receiver, liquidator or custodian for Customer or any of its properties or businesses, or if Customer suffers the entry of an order for relief under Title 11 of the United States Code; or (i) the making by Customer of a general assignment or deed of trust for the benefit of creditors; or (j) Customer shall default in any payment or other material obligation to any other lender and such lender has accelerated the debt in accordance with its terms; or (k) Customer shall merge with or consolidate into any other entity or sell all or substantially all of its assets or in any manner terminate its existence; or (l) if Customer is a privately held corporation, more than 50% of Customer's voting capital stock, or effective control of Customer's voting capital stock, issued and outstanding from time to time, is not retained by the holders of such stock on the date the Loan Agreement is executed; or (m) if Customer is a publicly held corporation, there shall be a change in the ownership of Customer's stock such that Customer is no longer subject to the reporting requirements of the Securities Exchange Act of 1934 or no longer has a class of equity securities registered under Section 12 of the Securities Act of 1933; or (n) Lender shall determine that there has been a material adverse change in the financial condition or business operations of Customer since the date of the execution of the Loan Agreement, or that Customer's ability to perform its obligations is materially impaired; or (o) if Customer leases the premises where any Equipment is located, a breach by Customer of any such lease and the commencement of an action by the landlord to evict Customer or to repossess the premises; or (p) any event or condition set forth in subsections (e) through (o) of this Section 8 shall occur with respect to any guarantor or other person liable or responsible, in whole or in part, for payment or performance of any Obligations; or (q) any event or condition set forth in subsections (e) through (o) shall occur with respect to any Affiliate of Customer. Customer shall promptly notify Lender of the occurrence of any Event of Default or the occurrence or existence of any event or condition which, upon the giving of notice or lapse of time, or both, would constitute an Event of Default.

         9. RIGHTS AND REMEDIES; ACCELERATION. (a) Upon the occurrence of an Event of Default, Lender shall have all of the rights and remedies enumerated herein (all of which are cumulative and not exclusive of any other right or remedy available to Lender) and Lender may, at its sole option and discretion, exercise one or more of the following remedies with respect to any or all of the
Collateral: (i) by written notice to Customer, terminate any or all Loan Agreements as such notice shall specify, and, with respect to such terminated Loan Agreements, declare immediately due and payable and recover from Customer, as liquidated damages for loss of Lender's bargain and not as a penalty, an amount equal to the aggregate of all unpaid periodic installment payments and other sums due under Loan Agreements to the date of default plus the charges set forth in Section 4 hereof, if any, plus an amount equal to the outstanding principal balances of and accrued and unpaid interest on any of the Notes with respect to the Loan Agreements, (ii) Lender may declare, at its option, all or any part of the Obligations immediately due and payable, without demand, notice of intention to accelerate, notice of acceleration, notice of nonpayment, presentment, protest, notice of dishonor, or any other notice whatsoever, all of which are hereby waived by Customer and any endorser, guarantor, surety or other party liable in any capacity for any of the Obligations; (iii) cause Customer to promptly ship, with insurance and freight prepaid by Customer, any or all Equipment to such location as Lender may designate, or Lender, at its option, may enter upon the premises where the Equipment is located and take immediate possession of and remove the same by summary proceedings or otherwise, all without liability to Lender for or by reason of damage to property or such entry or taking possession except for Lender's gross negligence or willful misconduct;
(iv) sell any or all Collateral at public or private sale or otherwise dispose of, hold, use, operate, lease to others or keep idle the Equipment, all as Lender in its sole discretion may determine and all free and clear of any rights of Customer; (v) remedy such default, including making repairs or modifications to the Equipment, for the account and expense of Customer, and Customer agrees to


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reimburse Lender for all of Lender's costs and expenses; (vi) apply any Security
Deposit or other cash collateral or sale or remarketing proceeds of the Equipment at any time to reduce any amounts due to Lender, or (vii) exercise any other right or remedy which may be available to Lender under applicable law, or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof; including Attorneys' Fees and Expenses. Any notice required to be given by Lender of a sale or other disposition or other intended action which is made in accordance with the terms of the Loan Agreement at least seven (7) days prior to such proposed action, shall constitute fair and reasonable notice to Customer of any such action. Lender shall be liable to Customer only for its gross negligence or willful misconduct in failing to comply with any applicable law imposing duties upon Lender; Lender's liability for any such failure shall be limited to the actual loss suffered by Customer directly resulting from such failure; and in no event shall Lender have any liability to Customer for incidental, consequential, punitive or exemplary damages. No remedy referred to in this Section 9 shall be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lender at law or in equity.

         (b) The exercise or pursuit by Lender of any one or more of such remedies shall not preclude the simultaneous or later exercise or pursuit by Lender of any or all such other remedies, and all remedies hereunder shall survive termination of the Loan Agreement. In the event Lender takes possession and disposes of the Collateral, the proceeds of any such disposition shall be applied in the following order: (l) to all of Lender's costs, charges and expenses incurred in taking, removing, holding, repairing and selling or leasing the Equipment; (2) to pay the Lender the remaining amount of any Obligations owed to Lender and (3) the balance, if any, to Customer. A termination shall occur only upon written notice by Lender and only with respect to such Equipment as Lender shall specify in such notice. Termination under this Section 9 shall not affect Customer's duty to perform Customer's Obligations under the Loan Agreement in full. Customer agrees to reimburse Lender on demand for any and all costs and expenses incurred by Lender in enforcing its rights and remedies hereunder following the occurrence of an Event of Default, including, without limitation, Attorneys' Fees and Expenses, and the costs of repossession, storage, insuring, reletting, selling and disposing of any and all Equipment.

         10. INDEMNITY. (a) Customer agrees to indemnify, reimburse and hold Lender and its successors, Affiliates, assigns, officers, directors, employees, agents and servants (hereinafter in this Section 10 referred to individually as "Indemnitee", and collectively as "Indemnitees") harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements, including Attorneys' Fees and Expenses of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of the Loan Agreement or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Equipment (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim, or any claim based on patent, trademark or copyright infringement or any obligation or liability to the manufacturer or supplier of the Equipment under any Supply Contracts (referenced in the Equipment Schedule), including purchase orders issued by Customer or Lender or assigned to Lender; provided, however, that no Indemnitee shall be indemnified pursuant to this
Section 10 for losses, damages or liabilities to the extent caused solely by the gross negligence or willful misconduct of such Indemnitee. Customer agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, Customer shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify Customer of any such assertion of which such Indemnitee has knowledge.

         (b) Without limiting the application of Section 10(a) hereof, Customer agrees to pay, or reimburse Lender for any and all reasonable fees, costs and expenses (including Attorneys' Fees and Expenses) of whatever kind or nature incurred in connection with the creation, preservation or protection of Lender's liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and Lender's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

         (c) Customer shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnitees from and against any and all Losses imposed upon or incurred by or asserted against any Indemnitees, and arising out of or in any way relating to any one or more of the following, unless caused solely by the gross negligence or willful misconduct of any
Indemnitee: (i) any presence of any Hazardous Substances in, on, above or under Customer's leased or owned real property (the "Property"); (ii) any past, present or threatened Release of Hazardous Substances in, on, above, under or from the Property; or (iii) any past or present violation of any Environmental Laws. The term "Release" of any Hazardous Substance includes, but is not limited to, any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances. The term "Losses" includes any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, costs of remediating a Hazardous Substance (whether or not performed voluntarily), engineers' fees, environmental consultants' fees, and costs of investigation (including, but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas) or punitive damages, of whatever kind or nature (including, but not limited to Attorneys' Fees and Expenses).

         (d) Without limiting the application of Section 10(a) or (b), or (c) hereof, Customer agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses (including Attorneys Fees and Expenses) which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation or omission of a material fact by Customer in the Loan Agreement or in any writing contemplated by or made or delivered pursuant to or in connection with the Loan Agreement.

         (e) If and to the extent that the obligations of Customer under this
Section 10 are unenforceable for any reason, Customer hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

         11. MAINTENANCE; INSPECTION. During the term of the Loan Agreement, Customer shall, unless Lender shall otherwise consent in writing: (a) maintain conspicuously on any Equipment such labels, plates, decals or other markings as Lender may reasonably require, stating that Lender has a security interest in such Equipment; (b) furnish to Lender such information concerning the condition, location, use and operation of the Equipment as Lender may request; (c) permit any person designated by Lender to visit and inspect any Equipment and any records maintained in connection therewith, provided, however, that the failure of Lender to inspect the Equipment or to inform Customer of any noncompliance shall not relieve Customer of any of its obligations hereunder; and (d) make no additions, alterations, modifications or improvements (collectively, "Improvements") to any item of Equipment that are not readily removable without causing material damage to such item of Equipment or which will cause the value, utility or useful life of such item of Equipment to materially decline. If any such Improvement is made and cannot be removed without causing material damage or decline in value, utility or useful life (a "Non-Severable Improvement"), then Customer warrants that such Non-Severable Improvement shall immediately become subject to Lender's security interest upon being installed and shall be free and clear of all liens and encumbrances and shall become Equipment subject to all of the terms and conditions of the Loan Agreement.

         12. FURTHER ASSURANCES. Customer shall promptly execute and deliver to Lender such further documents and take such further action as Lender may require in order to more effectively carry out the intent and purpose of the Loan Agreement. Customer shall execute and deliver to Lender upon Lender's request any and all schedules, forms and other reports and information as Lender may deem necessary or appropriate to respond to requirements or regulations imposed by any governmental authorities or to comply with the provisions of the law of any jurisdiction in which Customer may then be conducting business or in which any of the Equipment may be located. Customer shall execute and deliver to Lender upon Lender's request such further and additional documents, instruments and assurances as Lender deems necessary to acknowledge and confirm, for the benefit of Lender or any assignee or transferee of any of Lender's rights, title and interests hereunder in accordance with Section 13 hereof (an "Assignee"), all of the terms and conditions of all or any part of the Loan Agreement and Lender's or Assignee's rights with respect thereto, and Customer's compliance with all of the terms and provisions thereof.

         13. ASSIGNMENT. The provisions of the Loan Agreement shall be binding upon and shall inure to the benefit of the heirs, administrators, successors and assigns of Lender and Customer, provided, however, Customer may not assign any of its rights, transfer any interest in the Equipment or delegate any of its obligations under the Loan Agreement without the prior written consent of Lender in its sole discretion. Lender may, from time to time, absolutely or as security, without notice to Customer, sell, assign, transfer, participate, pledge or otherwise dispose of all or any part of a Loan Agreement, the Obligations and/or the Collateral therefor, subject to the rights of Customer under the Loan Agreement for the use and possession of the Equipment. In such event, each and every immediate and successive Assignee shall have the right to enforce the Loan Agreement with respect to those Obligations and/or Collateral transferred to the Assignee, by legal action or otherwise, for its own benefit as fully as if such Assignee were herein by name specifically given such rights. Customer agrees that the rights of any such Assignee hereunder or with respect to the related Obligations, shall not be subject to any defense, set off or counterclaim that Customer may assert or claim against Lender, and that any such Assignee shall have all of Lender's rights hereunder but none of Lender's obligations. Lender shall have an unimpaired right to enforce the Loan Agreement for its benefit with respect to that portion of any Loan Agreement, Obligations and/or Collateral that Lender has not sold, assigned, edged or otherwise transferred.

         14. GOVERNING LAW; MEDIATION OF THE LOAN AGREEMENT. THE LOAN AGREEMENT AND THE LEGAL RELATIONS OF THE PARTIES HERETO SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CONNECTICUT, WITHOUT REGARD TO PRINCIPLES REGARDING THE CHOICE OF LAW. CUSTOMER HEREBY CONSENTS AND SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CONNECTICUT AND THE FEDERAL DISTRICT COURT FOR THE DISTRICT OF CONNECTICUT FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ITS OBLIGATIONS UNDER THE LOAN AGREEMENT, AND EXPRESSLY WAIVES ANY OBJECTIONS THAT IT MAY HAVE TO THE VENUE OF SUCH COURTS. CUSTOMER HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THE LOAN AGREEMENT. Any action by Customer against Lender for any cause of action under the Loan Agreement shall be brought within one year after any such cause of action first arises. If requested by Lender, Customer agrees that prior to the commencement of any litigation regarding the terms and conditions of the Loan Agreement, the parties hereto shall subject themselves to non-binding mediation with a qualified mediator mutually satisfactory to both parties.

         15. NOTICES. Any demand or notice required or permitted to be given hereunder shall be deemed effective (a) when deposited in the United States mail, and sent by certified mail, return receipt requested, postage prepaid, addressed to Lender or to Customer at the addresses set forth herein, or to such other address as may be hereafter provided by the party to be notified by written notice complying with the provisions hereof or (b) when transmitted to Lender or Customer by facsimile at the respective numbers provided for such purpose; provided, that such facsimile notice is promptly followed by notice given in accordance with the immediately preceding subsection (a).

         16. SECURITY DEPOSIT. Lender may, at its option, apply the Security Deposit, if any is indicated in an Equipment Schedule, to cure any default of Customer, whereupon Customer shall promptly restore such Security Deposit to its original amount. Lender shall return to Customer any unapplied Security Deposit, without interest, upon full payment and performance of Customer's Obligations under the Loan Agreement.

         17. MISCELLANEOUS; GENERAL PROVISIONS. The Loan Agreement will not be binding on Lender until accepted and executed by Lender at its executive office in South Norwalk, Connecticut. All options, powers and rights granted to Lender hereunder or under any promissory note, guaranty, letter of credit agreement, depository agreement, instrument, document or other writing delivered to Lender shall be cumulative and shall be in addition to any other options, powers or rights which Lender may now or hereafter have under any applicable law or otherwise. Time is of the essence in the payment and performance of all of Customer's obligations under the Loan Agreement. The captions in the Loan Agreement are for convenience only and shall not define or limit any of the terms thereof.

         Any provisions of the Loan Agreement which are unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof, and any such unenforceability in any jurisdiction shall not render unenforceable such provisions in any other jurisdiction. To the extent permitted by applicable law, Customer hereby waives any provisions of law which render any provision of the Loan Agreement unenforceable in any respect.

         CUSTOMER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS LOAN AGREEMENT IS A PART IS A COMMERCIAL TRANSACTION AND EXCEPT AS OTHERWISE PROVIDED IN THE LOAN AGREEMENT CUSTOMER HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH LENDER'S TAKING POSSESSION OR LENDER'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH CUSTOMER WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, INCLUDING, WITHOUT LIMITATION, ITS RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903A OF THE CONNECTICUT GENERAL STATUTES.

         THE LOAN AGREEMENT AND ANY OTHER WRITTEN AGREEMENT(S) BETWEEN THE PARTIES EXECUTED SIMULTANEOUSLY HEREWITH, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES CONCERNING THE SUBJECT MATTER HEREOF, AND SUPERSEDE AND MAY NOT BE CONTRADICTED BY ANY PRIOR WRITTEN AGREEMENTS BETWEEN THE PARTIES, INCLUDING, WITHOUT LIMITATION, PROPOSALS, LETTERS, COMMITMENT LETTERS OR BY ANY PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. CUSTOMER ACKNOWLEDGES AND CERTIFIES

THAT NO SUCH ORAL AGREEMENTS EXIST. THE LOAN AGREEMENT MAY NOT BE AMENDED, NOR MAY ANY RIGHTS UNDER THE LOAN AGREEMENT BE WAIVED, EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY THE PARTY AGAINST WHOM SUCH AGREEMENT OR WAIVER IS ASSERTED. The failure of Lender at any time or times hereafter to require strict performance by Customer of any of the provisions, warranties, terms and conditions contained in the Loan Agreement or in any other agreement, guaranty, note, depository agreement, letter of credit, instrument or document now or at any time or times hereafter executed by Customer or an Affiliate of Customer and delivered to Lender shall not waive, affect or diminish any right of Lender at any time or times hereafter to demand strict performance thereof. The Loan Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument. Each reference herein to "Lender" shall be deemed to include its successors and assigns, and each reference to "Customer" and any pronouns referring thereto as used herein shall be construed in the masculine, feminine, neuter, singular or plural, as the context may require, and shall be deemed to include the legal representatives, successors and assigns of Customer, all of whom shall be bound by the provisions hereof. EACH REFERENCE HEREIN TO "CUSTOMER" SHALL MEAN AND INCLUDE ANY AND ALL CUSTOMERS WHO SIGN BELOW, EACH OF WHOM SHALL BE JOINTLY AND SEVERALLY LIABLE UNDER THIS LOAN AGREEMENT.

         The Loan Agreement and all related documents, including (a) amendments, addenda, consents, waivers and modifications which may be executed contemporaneously or subsequently herewith, (b) documents received by Lender from the Customer, and (c) financial statements, certificates and other information previously or subsequently furnished to Lender, may be reproduced by Lender by any photographic, photostatic, microfilm, micro-card, miniature photographic, compact disk reproduction or other similar process and Lender may destroy any original document so reproduced. Customer agrees, herein waives all right to object to the admissibility of such reproduction and stipulates that any such reproduction shall, to the extent permitted by law, be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original itself is in existence and whether or not the reproduction was made by Lender in the regular course of business) and that any enlargement, facsimile or further reproduction of the reproduction shall likewise be admissible in evidence.

         18. SURVIVAL. Sections 6, 7, 9, 10, 11, 13, 15, 16 and 17 shall survive and continue in full force and effect without regard to the payment in full of all Obligations under the Loan Agreement.

         Executed and delivered by duly authorized representatives of the parties hereto as of the date set forth below.


LENDER:                                          CUSTOMER:
OXFORD VENTURE FINANCE, LLC                      CELLOMICS, INC.

By:    /s/ J. Alden Philbrick, IV                By:    /s/ D. Lansing Taylor
   ------------------------------                   -------------------------
Name:  J. Alden Philbrick, IV                    Name:  D. Lansing Taylor
     ----------------------------                     -----------------------
Title: President                                 Title: CEO
      ---------------------------                      ----------------------
Date:  7-21-99                                   Date:  8/16/99
     ----------------------------                     -----------------------

                                   SCHEDULE I


TRADE NAMES

                                   SCHEDULE 2


NAME CHANGES; CHANGES IN CHIEF EXECUTIVE OFFICE

BioDx, Inc.
Biological Detection, Inc.

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.


                 WARRANT TO PURCHASE 429 SHARES OF COMMON STOCK


                                                                 August 30, 1999

THIS CERTIFIES THAT, for value received, Phoenixcor, Inc., ("Holder") is entitled to subscribe for and purchase Four Hundred Twenty-nine (429) shares of the fully paid and nonassessable Common Stock ("the Shares") of Cellomics, Inc., a Delaware corporation (the "Company"), at the Warrant Price (as hereinafter defined), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, the term "Common Stock" shall mean the Company's presently authorized Common Stock, and any stock into which such Common Stock may hereafter be exchanged.

1. Warrant Price. The Warrant Price shall initially be six and 60/100 dollars ($6.60) per share, subject to adjustment as provided in Section 7 below.

2. Conditions to Exercise. The purchase right represented by this Warrant may be exercised at any time, or from time to time, in whole or in part during the term commencing on the date hereof and ending on the earlier of:

         (a) 5:00 P.M. Eastern Standard time on the fifth annual anniversary of this Warrant Agreement; or

         (b) the closing of the initial public offering of the Company's Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended (the "Initial Public Offering"). The Company shall provide notice of the Initial Public Offering to the Holder at least 30 days prior to the closing thereof; or

         (c) the effective date of the merger of the Company with or into, the consolidation of the Company with, or the sale by the Company of all or substantially all of its assets or all or substantially all of its shares to another corporation or other entity (other than such a transaction wherein the shareholders of the Company retain or obtain a majority of the voting capital stock of the surviving, resulting, or purchasing corporation); provided that the Company shall notify the registered Holder of this Warrant of the proposed effective date of the merger, consolidation, or sale at least 30 days prior to the effectiveness thereof.

In the event that, although the Company shall have given notice of a transaction pursuant to subparagraph (b) or subparagraph (c) hereof, the transaction does not close within 60 days of the day specified by the Company, unless otherwise elected by the Holder any exercise of the Warrant subsequent to the giving of such notice shall be rescinded and the Warrant shall again be exercisable until terminated in accordance with this Paragraph 2.

3. Method of Exercise; Payment; Issuance of Shares; Issuance of New Warrant.

(a) Cash Exercise. Subject to Section 2 hereof, the purchase right represented by this Warrant may be exercised by the Holder hereof, in whole or in part, by the surrender of this Warrant (with a duly executed Notice of Exercise in the form attached hereto) at the principal office of the Company (as set forth in
Section 18 below) and by payment to the Company, by check, of an amount equal to the then applicable Warrant Price per share multiplied by the number of shares then being purchased. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be in the name of, and delivered to, the Holder hereof, or as such Holder may direct (subject to the terms of transfer contained herein and upon payment by such Holder hereof of any applicable transfer taxes). Such delivery shall be made within 10 days after exercise of the Warrant and at the Company's expense and, unless this Warrant has been fully exercised or expired, a new Warrant having terms and conditions substantially identical to this Warrant and representing the portion of the Shares, if any, with respect to which this Warrant shall not have been exercised, shall also be issued to the Holder hereof within 10 days after exercise of the Warrant.

(b) Net Issue Exercise. In lieu of exercising this Warrant pursuant to Section 3(a), Holder may elect to receive shares equal to the value of this Warrant (or of any portion thereof remaining unexercised) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to Holder the number of shares of the Company's Common Stock computed using the following formula:

         X = Y (A-B)
            --------
                A

         Where X = the number of shares of Common Stock to be issued to Holder.

         Y = the number of shares of Common Stock purchasable under this Warrant (at the date of such calculation).

         A = the Fair Market Value of one share of the Company's Common Stock (at the date of such calculation).

         B = Warrant Price (as adjusted to the date of such calculation).

(c) Fair Market Value. For purposes of this Section 3, Fair Market Value of one share of the Company's Common Stock shall mean:

         (i) In the event of an exercise in connection with an Initial Public Offering, the per share Fair Market Value for the Common Stock shall be the Offering Price at which the underwriters initially sell Common Stock to the public; or

         (ii) The average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary, or the average of, the last reported sale price of the Common Stock or the closing price quoted on the Nasdaq National Market System ("NMS") or on any exchange on which the Common Stock is listed, whichever is applicable, as published in The Wall Street Journal over the ten (10) trading days prior to the date of determination of fair market value; or

         (iii) In the event of an exercise in connection with a merger, acquisition or other consolidation in which the Company is not the surviving entity, as described in Section 2(c), the per share Fair Market Value for the Common Stock shall be the value to be received per share of Common Stock by all holders of the Common Stock in such transaction as determined by the Board of Directors; or

         (iv) If the Common Stock is not publicly traded, the per share fair market value of the Common Stock shall be as determined in good faith by the Company's Board of Directors unless Holder elects to have such fair market value determined by an appraiser, which election must be made by Holder within ten (10) business days of the date the Company notifies Holder of the fair market value as determined by its Board of Directors. In the event of such an appraisal, the cost thereof shall be borne by the Holder unless such appraisal results in a fair market value in excess of 115% of that determined by the Company's Board of Directors, in which event the Company shall bear the cost of such appraisal.

In the event of 3(c)(iii) or 3(c)(iv), above, the Company's Board of Directors shall prepare a certificate, to be signed by an authorized Officer of the Company, setting forth in reasonable detail the basis for and method of determination of the per share Fair Market Value of the Common Stock. The Board will also certify to the Holder that this per share Fair Market Value will be applicable to all holders of the Company's Common Stock. Such certification must be made to Holder at least thirty (30) business days prior to the proposed effective date of the merger, consolidation, sale, or other triggering event as defined in 3(c)(iii) and 3(c)(iv).

(d) Automatic Exercise. To the extent this Warrant is not previously exercised, it shall be automatically exercised in accordance with Sections 3(b) and 3(c) hereof (even if not surrendered) immediately before: (i) its expiration, or (ii) the consummation of any consolidation or merger of the Company, or any sale or transfer of a majority of the Company's assets or stock pursuant to Section 2(b).

4. Representations and Warranties of Holder and Restrictions on Transfer Imposed by the Securities Act of 1933.

(a) Representations and Warranties by Holder. The Holder represents and warrants to the Company with respect to this purchase as follows:

         (i) The Holder has substantial experience in evaluating and investing in private placement transactions of securities of companies similar to the Company so that the Holder is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its interests.

         (ii) The Holder is acquiring the Warrant and the Shares of Common Stock issuable upon exercise of the Warrant (collectively the "Securities") for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. The Holder understands that the Securities have not been registered under the Securities Act of 1933, as amended (the "Act") by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. In this connection, the Holder understands that, in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis for such exemption may be unavailable if this representation was predicated solely upon a present intention to hold the Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities or for a period of one year or any other fixed period in the future.

         (iii) The Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. The Holder is aware of the provisions of Rule 144 promulgated under the Act ("Rule 144") which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, in case the securities have been held for more than one but less than two years, the existence of a public market for the shares, the availability of certain public information about the Company, the resale occurring not less than one years after a party has purchased and paid for the security to be sold, the sale being through a "broker's transaction" or in a transaction directly with a "market maker" (as provided by Rule 144(f)) and the number of shares or other securities being sold during any three-month period not exceeding specified limitations.

         (iv) The Holder further understands that at the time the Holder wishes to sell the Securities there may be no public market upon which such a sale may be effected, and that even if such a public market exists, the Company may not be satisfying the current public information requirements of Rule 144, and that in such event, the Holder may be precluded from selling the Securities under Rule 144 unless a) a one-year minimum holding period has been satisfied and b) the Holder was not at the time of the sale nor at any time during the three-month period prior to such sale an affiliate of the Company.

         (v) The Holder has had an opportunity to discuss the Company's business, management and financial affairs with its management and an opportunity to review the Company's facilities. The Holder understands that such discussions, as well as the written information issued by the Company, were intended to describe the aspects of the Company's business and prospects which it believes to be material but were not necessarily a thorough or exhaustive description.

(b) Legends. Each certificate representing the Securities shall be endorsed with the following legend:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, A "NO ACTION" LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER, A TRANSFER MEETING THE REQUIREMENTS OF RULE 144

         OF THE SECURITIES AND EXCHANGE COMMISSION, OR (IF REASONABLY REQUIRED BY THE COMPANY) AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

The Company need not enter into its stock register a transfer of Securities unless the conditions specified in the foregoing legend are satisfied. The Company may also instruct its transfer agent not to register the transfer of any of the Shares unless the conditions specified in the foregoing legend are satisfied.

(c) Removal of Legend and Transfer Restrictions. The legend relating to the Act endorsed on a certificate pursuant to paragraph 4(b) of this Warrant and the stop transfer instructions with respect to the Securities represented by such certificate shall be removed and the Company shall issue a certificate without such legend to the Holder of the Securities if (i) the Securities are registered under the Act and a prospectus meeting the requirements of Section 10 of the Act is available or (ii) the Holder provides to the Company an opinion of counsel for the Holder reasonably satisfactory to the Company, or a no-action letter or interpretive opinion of the staff of the SEC reasonably satisfactory to the Company, to the effect that public sale, transfer or assignment of the Securities may be, to the effect that public sale, transfer or assignment of the Securities may be made without registration and without compliance with any restriction such as Rule 144.

5. Condition of Transfer or Exercise of Warrant. It shall be a condition to any transfer or exercise of this Warrant that at the time of such transfer or exercise, the Holder shall provide the Company with a representation in writing that the Holder or transferee is acquiring this Warrant and the shares of Common Stock to be issued upon exercise, for investment purposes only and not with a view to any sale or distribution, or will provide the Company with a statement of pertinent facts covering any proposed distribution. As a further condition to any transfer of this Warrant or any or all of the shares of Common Stock issuable upon exercise of this Warrant, other than a transfer registered under the Act, the Company must have received a legal opinion, in form and substance satisfactory to the Company and its counsel, reciting the pertinent circumstances surrounding the proposed transfer and stating that such transfer is exempt from the registration and prospectus delivery requirements of the Act. Each certificate evidencing the shares issued upon exercise of the Warrant or upon any transfer of the shares (other than a transfer registered under the Act or any subsequent transfer of shares so registered) shall, at the Company's option, contain a legend in form and substance satisfactory to the Company and its counsel, restricting the transfer of the shares to sales or other dispositions exempt from the requirements of the Act.

As further condition to each transfer, the Holder shall surrender this Warrant to the Company and the transferee shall receive and accept a Warrant, of like tenor and date, executed by the Company.

6. Stock Fully Paid: Reservation of Shares. All Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens, and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

7. Adjustment for Certain Events. In the event of changes in the outstanding Common Stock by reason of stock dividends (other than previously established dividends payable in association with the Preferred Series A annual coupon rate compensation), split-ups, recapitalizations, reclassifications, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Warrant Price shall be correspondingly adjusted, as appropriate, by the Board of Directors of the Company. The adjustment shall be such as will give the Holder of this Warrant upon exercise for the same aggregate Warrant Price the total number, class and kind of shares as he would have owned had the Warrant been exercised prior to the event and had he continued to hold such shares until after the event requiring adjustment.

8. Notice of Adjustments. Whenever any Warrant Price shall be adjusted pursuant to Section 7 hereof, the Company shall prepare a certificate signed by an officer of the Company's chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and number of shares issuable upon exercise of the Warrant after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by certified or registered mail, return receipt required, postage prepaid) within thirty (30) days of such adjustment to the Holder of this Warrant as set forth in Section 18 hereof.

9. "Market Stand-Off" Agreement. Holder hereby agrees that for a period of up to 180 days following the effective date of the first registration statement of the Company covering common stock (or other securities) to be sold on its behalf of the Company in an underwritten public offering, it will not, to the extent requested by the Company and any underwriter, sell or otherwise transfer or dispose of (other than to donees or transferees who agree to be similarly bound) any of the Shares at any time during such period except common stock included in such registration; provided, however, that all officers and directors of the Company who hold securities of the Company or options to acquire securities of the Company and all other persons with registration rights enter into similar agreements.

10. Transferability of Warrant. This Warrant is transferable on the books of the Company at its principal office by the registered Holder hereof upon surrender of this Warrant properly endorsed, subject to compliance with Section 5 and applicable federal and state securities laws. The Company shall issue and deliver to the transferee a new Warrant representing the Warrant so transferred. Upon any partial transfer, the Company will issue and deliver to Holder a new Warrant with respect to the Warrant not so transferred. Holder shall not have any right to transfer any portion of this Warrant to any direct competitor of the Company.

11. No Fractional Shares. No fractional share of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional share the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

12. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder for any United States or state of the United States documentary stamp tax or other incidental expense within respect to of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall he issued in the name of the Holder.

13. No Shareholder Rights Until Exercise. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

14. Registry of Warrant. The Company shall maintain a registry showing the name and address of the registered Holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at such office or agency of the Company, and the Company and Holder shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

15. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft, or destruction, of indemnity reasonably satisfactory to it, and, if mutilated, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant, having terms and conditions substantially identical to this Warrant, in lieu hereof.

16. Miscellaneous.

         (a) Issue Date. The provisions of this Warrant shall be construed and shall be given effect in all respect as if it had been issued and delivered by the Company on the date hereof.

         (b) Successors. This Warrant shall be binding upon any successors or assigns of the Company.

         (c) Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Connecticut.

         (d) Headings. The headings used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

         (e) Saturdays, Sundays, Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the State of Connecticut, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

17. No Impairment. The Company will not, by amendment of its Articles of Incorporation or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder hereof against impairment.

18. Addresses. Any notice required or permitted hereunder shall be in writing and shall be mailed by overnight courier, registered or certified mail, return receipt required, and postage pre-paid, or otherwise delivered by hand or by messenger, addressed as set forth below, or at such other address as the Company or the Holder hereof shall have furnished to the other party.

         If to the Company:         CELLOMICS, INC.
                                    635 WILLIAM PITT WAY
                                    PITTSBURGH, PA 15238
                                    Attn: MR. JEFFREY KOMATZ

         If to the Holder:          Phoenixcor, Inc.
                                    65 Water Street
                                    South Norwalk, CT 06854
                                    Attn: Ms. Joan Kossoff

IN WITNESS WHEREOF, CELLOMICS, INC, has caused this Warrant to be executed by its officers thereunto duly authorized.


Dated as of August 30, 1999.


By: /s/ Lee Robert Johnston, Jr.
   ------------------------------

Name: Lee Robert Johnston, Jr.
     ----------------------------

Title:
      ---------------------------

                               NOTICE OF EXERCISE



TO:      CELLOMICS, INC.
         635 WILLIAM PITT WAY
         PITTSBURGH, PA 15238


l. The undersigned, Phoenixcor, Inc. ("Holder") elects to acquire shares of the Common Stock of CELLOMICS, INC. (the "Company"), pursuant to the terms of the Stock Purchase Warrant dated August 30, 1999, (the "Warrant").

2. The Holder exercises its rights under the Warrant as set forth below:

         ( ) The Holder elects to purchase 429 shares of Common Stock as provided in Section 3(a), (c) and tenders herewith a check in the amount of $2,831.40 as payment of the purchase price.

         ( ) The Holder elects to convert the purchase rights into shares of Common Stock as provided in Section 3(b), (c) of the Warrant.

3. The Holder surrenders the Warrant with this Notice of Exercise.

4. The Holder represents that it is acquiring the aforesaid shares of Common Stock for investment and not with a view to, or for resale in connection with, distribution and that the Holder has no present intention of distributing or reselling the shares.

5. Please issue a certificate representing the shares of Common Stock in the name of the Holder or in such other name as is specified below:

Name:
        -------------------------
Address:
        -------------------------

        -------------------------



Taxpayer I.D.:
              -------------------



     ----------------------------
     (Holder)

     By:
        -------------------------

     Name:
          -----------------------

     Title:
           ----------------------

     Date:
          -----------------------


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